UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
January 20, 2005

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	0-24395 (Commission File No.)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive
Brisbane, California 94005
(Address of principal executive offices)

Registrant's telephone number, including area code
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On January 20, 2005, bebe stores, inc. issued a press release announcing its second quarter 2005 earnings.

The press release relating to the second quarter 2005 earnings is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated January 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated January 20, 2005 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1 Contact: Walter Parks Chief Financial Officer bebe stores, inc. (415) 715-3900 bebe stores, inc.
Announces Second Quarter Earnings Increase of 75%
to $24.3 Million vs. $13.9 Million in the Prior Year

BRISBANE, CALIF. – January 20, 2005 – bebe stores, inc. (Nasdaq:BEBE) today announced financial results for the second quarter ended January 1, 2005.

Net sales for the second quarter of fiscal 2005 were $152.6 million, up 36.3% from $112.0 million reported for the second quarter a year ago. As previously reported, same store sales for the quarter increased 27.3% compared to an increase of 7.1% in the prior year.

Gross profit as a percentage of net sales increased to 51.3% in the second quarter of fiscal 2005, compared to 48.3% in the second quarter of fiscal 2004. The increase in gross profit as a percentage of net sales from the prior year of 3.0% was primarily the result of favorable occupancy leverage as a result of higher comparable store sales, and improved merchandise margins.

SG&A expenses for the second quarter of fiscal 2005 were $40.3 million, or 26.3% of net sales, compared to $32.3 million, or 28.9% of net sales for the same period of the prior year. The decrease in SG&A expenses as a percent of sales is primarily due to reductions in compensation and increased leverage on fixed expenses as a result of higher comparable store sales.

Net earnings for the second quarter increased 75% to $24.3 million, compared to $13.9 million for the same period of the prior year. Diluted earnings per share for the second quarter increased 70% to $0.39 based on 62.0 million weighted average shares outstanding versus $0.23 based on 59.5 million weighted average shares outstanding in the same period of the prior year. Earnings per share amounts have been adjusted for the recently announced 3 for 2 stock split.

Net sales for the year-to-date period ended January 1, 2005 were $255.7 million, up 30.7% from $195.6 million reported for the year-to-date period ended December 31, 2003. As previously reported, same store sales for the year-to-date period beginning July 1, 2004 and ending January 1, 2005 increased 20.8% compared to an increase of 6.9% for the year-to-date period beginning July 1, 2003 and ending December 31, 2003. Net earnings for the year-to-date period ended January 1, 2005 were $35.7 million, an increase of 79.4% from $19.9 million for the year-to-date period ended December 31, 2003. Diluted earnings per share for the year-to-date period ended January 1, 2005 were $0.58 based on 61.2 million weighted average shares outstanding compared to $0.34 based on 59.3 million weighted average shares outstanding for the year-to-date period ended December 31, 2003. Earnings per share amounts have been adjusted for the recently announced 3 for 2 stock split.

For the third quarter of fiscal 2005, the Company currently anticipates comparable store sales to be in the positive mid teens range and diluted earnings per share to be in the range of $0.11 to $0.14 per share based on 62.1 million weighted average shares outstanding, versus $0.09 based on 59.7 million weighted average shares outstanding in the third quarter of fiscal 2004.

The Company currently anticipates opening twenty new stores in fiscal 2005, which includes eleven bebe stores and nine BEBE SPORT stores. For fiscal year 2005, our planned capital expenditures are approximately $20 million.

bebe stores, inc. will host a conference call on Thursday, January 20, 2005 at 9:30 A.M. Pacific Time to discuss second quarter results. Interested parties are invited to listen to the conference by calling (888) 241-2232. A replay of the call will be available for approximately one week by calling (800) 642-1687 and using the passcode “3260350". A link to the audio replay will be available on our web site at www.bebe.com following the conference call.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe, BEBE SPORT and bebe O brand names. bebe currently operates 205 stores, of which 180 are bebe stores and 25 are BEBE SPORT stores. These stores are located in the United States, Puerto Rico and Canada. In addition, we have an online store at www.bebe.com.

The statements in this news release, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

bebe stores, inc. SELECTED BALANCE SHEET DATA (UNAUDITED) (Dollars in thousands)

	Jan. 01, 2005	Dec. 31, 2003

Assets
Cash and equivalents	$224,519	$185,630
Short-term marketable securities	9,000	0
Inventories, net	28,938	24,855
Total current assets	281,258	217,063
Property and equipment, net	65,072	49,756
Long-term marketable securities	7,875	7,875
Total assets	$358,629	$279,598

Liabilities and Shareholders' Equity
Total current liabilities	$46,355	$40,680
Total liabilities	66,089	55,381
Total shareholders' equity	292,540	224,217
Total liabilities and shareholders' equity	$358,629	$279,598

bebe stores, inc. STATEMENTS OF OPERATIONS (UNAUDITED) (Amounts in thousands except per share data and store statistics)

	For the Quarters Ended				For the Year-to-Date Periods Ended

	Jan. 1, 2005%		Dec. 31, 2003%		Jan. 1, 2005%		Dec. 31, 2003%

Net sales	$152,581	100.0	$112,014	100.0	$255,728	100.0	$195,566	100.0
Cost of sales, including production and occupancy	74,232	48.7	57,962	51.7	127,280	49.8	103,013	52.7

Gross profit	78,349	51.3	54,052	48.3	128,448	50.2	92,553	47.3
Selling, general and administrative expenses	40,275	26.3	32,327	28.9	72,813	28.4	61,620	31.5

Income from operations	38,074	25.0	21,725	19.4	55,635	21.8	30,933	15.8
Interest and other income, net	1,055	0.6	497	0.4	1,910	0.7	958	0.5

Earnings before income taxes	39,129	25.6	22,222	19.8	57,545	22.5	31,891	16.3
Provision for income taxes	14,869	9.7	8,333	7.4	21,867	8.5	11,959	6.1

Net earnings	$24,260	15.9	$13,889	12.4	$35,678	14.0	19,932	10.2

Basic earnings per share	$0.41		$0.24		$0.60		$0.34
Diluted earnings per share	$0.39		$0.23		$0.58		$0.34
Basic weighted average shares outstanding	59,451		58,080		59,149		57,987
Diluted weighted average shares outstanding	61,976		59,486		61,232		59,293

Number of stores open at beginning of period	202		184		199		180
Number of stores opened during period	5		4		8		8
Number of stores expanded/relocated during period*	2		0		4		0
Number of stores closed during period	1		0		1		0
Number of stores open at end of period	206		188		206		188
Total square footage at end of period (000's)	734		672		734		672
*Expanded/Relocated stores are excluded from comparable store sales for the first year following expansion/relocation.